Exhibit 99.1

Contact:

Sameer Desai

Senior Director, Corporate Development &

Investor Relations

TTM Technologies, Inc.

+1 714 327 3050

sameer.desai@ttmtech.com

FOR IMMEDIATE RELEASE

TTM ANNOUNCES LAUNCH OF SYNDICATION OF $350 MILLION SENIOR

SECURED TERM LOAN AS PART OF DEBT REFINANCING

COSTA MESA, CA – September 6, 2017—TTM Technologies, Inc. (NASDAQ: TTMI) (“TTM”) announced today that it has begun to syndicate a $350 million Senior Secured Term Loan (the “New Term Loan”). Consummation of the New Term Loan and actual terms of the New Term Loan, including principal amount, interest rate and maturity, will depend on market and other conditions.

TTM intends to apply the proceeds from the New Term Loan, together with any proceeds from potential additional debt financing, to refinance the indebtedness outstanding under TTM’s existing term loan facility and reduce the amounts outstanding under TTM’s revolving credit facilities, as well as to pay related fees, costs and expenses.

Barclays Bank PLC and JPMorgan Chase Bank, N.A. will act as joint lead arrangers and joint book runners for the New Term Loan. Deutsche Bank Securities Inc. and SunTrust Robinson Humphrey, Inc. will act as co-arrangers.

Forward-looking Statements

This release contains forward-looking statements that relate to future events. TTM cautions you that such statements are simply predictions and actual events or results may differ materially. These statements reflect TTM’s current expectations, and TTM does not undertake to update or revise these forward looking statements, even if experience or future changes make it clear that any projected results expressed or implied in this or other TTM statements will not be realized. Further, these statements involve risks and uncertainties, many of which are beyond TTM’s control, which could cause actual results to differ materially from the forward-looking statements. Statements related to, among other things, the consummation of the New Term Loan, the proposed additional debt financing, and potential changes in market conditions constitute forward-looking statements. For a description of additional factors that may cause TTM’s actual results, performance or expectations to differ from any forward-looking statements, please review the information set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s public reports filed with the Securities and Exchange Commission.

About TTM

TTM Technologies, Inc. is a major global printed circuit board manufacturer, focusing on quick-turn and technologically advanced PCBs, backplane assemblies and electro-mechanical solutions. TTM stands for time-to-market, representing how TTM’s time-critical, one-stop manufacturing services enable customers to shorten the time required to develop new products and bring them to market.